EXHIBIT 99.1

OMNIQ Reports 60% Increase in Gross Profit for 2025

SALT LAKE CITY, April 15, 2026 (GLOBE NEWSWIRE) -- OMNIQ CORP. (OTCMKTS: OMQS) (“OMNIQ” or “the Company”) reports year-end 2025 revenue of $33 million and a 60% increase in gross profit compared to year-end 2024. Additionally, following the Company’s focus plans initiated last year, the Company reported a significant decrease of its liabilities.

Financial Highlights:

  Gross profit reached $9 million, representing a 60.5% increase year-over-year.
  Short term liabilities decreased from $86.3 million to $27.7 million, representing a decrease in short term liabilities of $58.6 million, or 68% year-over-year.
  Net loss reduced significantly from a $10.0 million loss in 2024 to $137,000 net loss for 2025. Representing a net loss improvement of 98.6% of year-over-year.
  Shareholder deficit improved from $(43.9) million to $(11.8) million. Representing a shareholder deficit improvement of 71% year-over-year.

2025 Financial Results For the years ended December 31, 2025 and 2024, gross profit was $9 million and $5.6 million, respectively. This represents an increase of $3.4 million, or 61%, year-over-year, primarily driven by lower cost of goods sold.

Net loss attributable to common stockholders was $169,000 in 2025, compared to a net loss attributable to common stockholders of $10.0 million in 2024. Basic loss per share was $0.01 in 2025, compared to $0.94 in 2024.

For the years ended December 31, 2025 and 2024, net revenues were $33 million and $34.9 million, a decrease of 6%, primarily due to fewer deliverables and delays in a significant customer project.

Cost of goods sold was $23.9 million and $29.3 million, representing 73 % and 83.9% of revenue in 2025 and 2024, respectively.

In December 2025, the Company raised approximately $950,000, including a $150,000 investment from our CEO Shai Lustgarten.

2025 Highlights

OMNIQ’s 2025 customer activity reflects continued execution across key growth markets, including healthcare, higher education, transportation, and enterprise campuses. Recent announcements included both new customer deployments and expanded installations with existing partners, reflecting continued adoption of the Company’s AI solutions across multiple operational environments.

New Customer Wins

During 2025, OMNIQ announced several new customer deployments that expanded its presence across strategic end markets.

OMNIQ secured a contract for a new AI vehicle inspection use case, broadening the Company’s addressable market and expanding the application of its machine vision technology into automated vehicle inspection and damage documentation.

The Company was also selected by a Fortune 100 technology company to provide AI vehicle recognition for deployment across key Silicon Valley locations, supporting vehicle access management and site security.

At Houghton County Memorial Airport in Michigan, OMNIQ deployed its PERCS™ platform for vehicle recognition system, digital payments, permitting, and citation management, marking an entry point into the rural airport market and expanding the Company’s opportunity in that segment.

Additionally, a public research university in Wisconsin selected the Company’s AI access control technology to support campus-wide vehicle access and parking operations with centralized management and privacy controls.

Expansion Activity

OMNIQ also continued to expand within existing customer environments as organizations extended deployments across additional locations and use cases.

Following successful pilot results, an Ohio hospital network expanded OMNIQ’s AI parking and access technology to additional campuses, supporting improved traffic flow, compliance, and operational efficiency.

In Texas, a major medical institution expanded its OMNIQ deployment with additional access control lanes, along with mobile vehicle recognition and analytics capabilities, to help manage traffic across a high-volume campus environment.

OMNIQ also advanced eight deployments of its Mobile License Plate Inventory platform across airports, healthcare systems, and business complexes. These deployments support mobile, real-time enforcement and vehicle recognition workflows and further demonstrate the flexibility of the Company’s solutions across diverse operating environments.

ABOUT OMNIQ

At OMNIQ, we use patented and proprietary artificial intelligence (AI) technology to deliver machine vision image processing solutions, including data collection, real-time surveillance, and monitoring for supply chain management, homeland security, public safety, traffic & parking management, and access control applications.

The technology and services we provide help our clients move people, assets, and data safely and securely through airports, warehouses, schools, national borders, and many other applications and environments.

Our principal solutions include hardware, software, communications, and automated management services, technical services, and support. Our highly tenured team of professionals has the knowledge and expertise to simplify the integration process for our customers. We deliver practical problem-solving solutions backed by numerous customer references.

Our customers include government agencies, healthcare, universities, airports, municipalities and more. We currently engage with several billion-dollar markets with double-digit growth, including the Global Safe City market and the Ticketless Safe Parking market.

Privacy and Data Security Commitment

OMNIQ solutions are built with strict privacy and data protection standards. All information is processed and stored within secure private networks that are not accessible to outside sources or unrelated departments. The system ensures that data is used only for authorized operational purposes and never for public tracking, third-party sharing, or external access. OMNIQ maintains full compliance with customer data policies and provides transparency and control to every participating organization.

For more information about OMNIQ Corp. and its innovative solutions, please visit www.omniq.com.

INFORMATION ABOUT FORWARD LOOKING STATEMENTS

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995. Statements in this press release relating to plans, strategies, economic performance and trends, projections of results of specific activities or investments, and other statements that are not descriptions of historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.

This release contains “forward-looking statements” that include information relating to future events and future financial and operating performance. The words “anticipate,” “may,” “would,” “will,” “expect,” “estimate,” “can,” “believe,” “potential” and similar expressions and variations thereof are intended to identify forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times at, or by, which that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith belief as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements.

Examples of forward-looking statements include, among others, statements made in this press release regarding the closing of the private placement and the use of proceeds received in the private placement. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for the Company’s products particularly during the current health crisis, the introduction of new products, the Company’s ability to maintain customer and strategic business relationships, the impact of competitive products and pricing, growth in targeted markets, the adequacy of the Company’s liquidity and financial strength to support its growth, the Company’s ability to manage credit and debt structures from vendors, debt holders and secured lenders, the Company’s ability to successfully integrate its acquisitions, and other information that may be detailed from time-to-time in OMNIQ Corp.’s filings with the United States Securities and Exchange Commission. Examples of such forward-looking statements in this release include, among others, statements regarding revenue growth, driving sales, operational and financial initiatives, cost reduction and profitability, and simplification of operations. For a more detailed description of the risk factors and uncertainties affecting OMNIQ Corp., please refer to the Company’s recent Securities and Exchange Commission filings, which are available at SEC.gov. OMNIQ Corp. undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, unless otherwise required by law.

Contact

IR@OMNIQ.COM